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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sealed Air Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-152909, 333-89090 and 333-126890) on Form S-8 and the registration statement (No. 333-157851) on Form S-3 of Sealed Air Corporation of our report dated March 1, 2010, with respect to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Sealed Air Corporation.

/s/ KPMG LLP

Short Hills, New Jersey
March 1, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm